UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2014

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1030 E. Washington Street
Indianapolis, IN 46202
(Address of principal executive offices, including zip code)
(888) 888-5478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 13, 2014, the Board of Directors of Angie’s List, Inc. (the “Company”) appointed Charles Hundt, the Company’s Controller, as the Company’s Chief Accounting Officer.
Mr. Hundt, age 40, has served as the Company’s Controller since August 2007 and served as interim principal financial officer from May 2010 to May 2011 and as interim Chief Financial Officer from April 1, 2013 to September 24, 2013. He previously served as the Company’s Director of Accounting from August 2005 to August 2007. Prior to joining the Company, Mr. Hundt worked at Katz, Sapper & Miller, a regional accounting firm, from August 1997 to August 2005. Mr. Hundt holds a Bachelor of Science degree and a Master of Accountancy degree, both from Manchester University.
In connection with his appointment, Mr. Hundt will receive options to purchase 46,900 shares of common stock of the Company in accordance with the Company’s Amended and Restated Omnibus Incentive Plan. Mr. Hundt will receive a base salary of $204,700 and is eligible for an annual target cash bonus of 30% of base salary. In addition, Mr. Hundt has entered into the Company’s standard form of executive indemnity agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2014

ANGIE'S LIST, INC.
/s/ SHANNON M. SHAW
By: Shannon M. Shaw
Its: Executive Vice President, General Counsel & Corporate Secretary